UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 13, 2016

Federal National Mortgage Association
(Exact name of registrant as specified in its charter)

Federally chartered corporation	000-50231	52-0883107
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3900 Wisconsin Avenue, NW Washington, DC	20016
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 202-752-7000
(Former Name or Former Address, if Changed Since Last Report): ______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 13, 2016, Hugh R. Frater and Renee L. Glover were elected to the Board of Directors of Fannie Mae (formally, the Federal National Mortgage Association). As of the date of this filing, the Board committees on which Mr. Frater and Ms. Glover will serve have not been determined.
Mr. Frater, age 60, serves as Non-Executive Chairman of the Board of VEREIT, Inc. and as a director of ABR Reinsurance Capital Holdings Ltd. Mr. Frater previously worked at Berkadia Commercial Mortgage LLC (“Berkadia”), a commercial real estate company providing comprehensive capital solutions and investment sales advisory and research services for multifamily and commercial properties. He served as Chairman of Berkadia from April 2014 to December 2015 and he served as Chief Executive Officer of Berkadia from August 2010 to April 2014. From November 2007 to June 2010, Mr. Frater was the Chief Operating Officer of Good Energies, Inc., and from February 2004 to May 2007, Mr. Frater was an Executive Vice President at PNC Financial Services, where he led the real estate division. Mr. Frater was a Founding Partner and Managing Director of BlackRock, Inc. from August 1988 to February 2004, where he led the real estate practice. Mr. Frater serves on the Real Estate Advisory Board at the Columbia University Graduate School of Business and is also a member of its Board of Overseers.
Ms. Glover, age 66, is the Founder and Managing Member of The Catalyst Group, LLC, a national consulting firm focused on urban revitalization, real estate development and community building, urban policy, and business transformation. Ms. Glover is currently a member of the Board of Directors of Enterprise Community Partners, Inc. Ms. Glover served on the Board of Directors of Habitat for Humanity International from November 2006 to November 2015, including serving as Chair of the Board of Directors from November 2013 to November 2015. Committees on which she served during her time as a member of the Board of Directors of Habitat for Humanity International included the Audit Committee, Finance Committee, Operations Committee and Executive Committee. Ms. Glover served as a member of the Board of Directors of the Federal Reserve Bank of Atlanta from January 2009 to December 2014, where she served on the Audit and Operational Risk Committee. She also served as a Commissioner of the Bipartisan Policy Center Housing Commission from October 2011 to September 2014. The Commission was responsible for coming up with a set of bipartisan recommendations concerning federal housing policy and housing finance. Ms. Glover served as president and chief executive officer of the Atlanta Housing Authority and its affiliates from September 1994 to September 2013. She also served as a consultant for the Atlanta Housing Authority from September 2013 to November 2013 to facilitate the transition of leadership upon her retirement. Prior to joining the Atlanta Housing Authority, Ms. Glover was a corporate finance attorney in Atlanta and New York. Ms. Glover serves on the Board of Advisors of the University of Pennsylvania’s Institute of Urban Research.
In accordance with Fannie Mae’s non-management director compensation practices, Mr. Frater and Ms. Glover each will be paid a cash retainer at a rate of $160,000 per year for serving as a Board member. In accordance with its customary practice, Fannie Mae is entering into an indemnification agreement with each of Mr. Frater and Ms. Glover, the form of which was filed as Exhibit 10.15 to Fannie Mae’s Annual Report on Form 10-K for the year ended December 31, 2008, filed with the Securities and Exchange Commission on February 26, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

By	/s/ Brian P. Brooks
Brian P. Brooks
Executive Vice President, General Counsel and Corporate Secretary
Date: January 15, 2016